Exhibit 1

                             Joint Filing Agreement

Navalmar (UK) Limited, Navalmar Transportes Maritimos LDA, CO.FI.PA SpA, and Enrico Bogazzi each hereby agrees, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13D filed herewith relating to the common stock, par value $0.01 per share, of MC Shipping Inc., is, and will be, filed jointly on behalf of each such person.

                                           Navalmar (UK) Limited
Dated:   October 5, 2005


                                           By:    /s/ Andrea Colombo
                                              --------------------------------
                                           Name:  Andrea Colombo
                                           Title: Director



                                           Navalmar Transportes Maritimos LDA
Dated:   October 5, 2005


                                           By:    /s/ Andrea Colombo
                                              --------------------------------
                                           Name:  Andrea Colombo
                                           Title: Director



                                           CO.FI.PA SpA
Dated:   October 5, 2005


                                           By:    /s/ Enrico Bogazzi
                                              --------------------------------
                                           Name:  Enrico Bogazzi
                                           Title: Director



Dated:   October 5, 2005

                                           By:    /s/ Enrico Bogazzi
                                              ---------------------------------
                                           Enrico Bogazzi